UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 24, 2009

SINO CLEAN ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51753	75-2882833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Room 1605, Suite B, Zhengxin Building
No. 5, Gaoxin 1st Road, Gaoxin District
Xi’an, Shaanxi Province, People’s Republic of China

(Address of Principal Executive Offices)

(8629) 8209-1099

  (Issuer Telephone Number)

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.0	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Director

Effective November 24, 2009, Mr. Bennet P. Tchaikovsky voluntarily resigned as a director on the Company’s board of directors and from his board committee positions. The decision by Mr. Tchaikovsky to resign was due to personal reasons and was not the result of any material disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)	Appointment of Director

Also effective November 24, 2009, the Company’s board of directors appointed Albert Ching-Hwa Pu to fill the vacancy created by Mr. Tchaikovsky’s resignation.

              Mr. Pu is the chief financial officer of China Integrated Energy Inc., a U.S. publicly traded energy company. From 2005 through 2009, Mr. Pu served as global controller and Asian financial controller of Amphenol Corporation Industrial Operations, a division of Amphenol Corporation (NYSE: APH), a U.S. based multi-national manufacturing company specializing in interconnect systems, where he managed and directed finance teams of China and North American operations in all financial activities and policies implementations. From 2004 through 2005, Mr. Pu was the director of finance of Endicott Interconnect Technologies, Inc., a U.S. based company specializing in high-end interconnect technologies for industrial and military applications.  Mr. Pu received a B.S. in Accounting from the State University of New York, Institute of Technology in 1990. He is a New York State Certified Public Accountant.

Based upon information submitted by Mr. Pu, the board of directors has determined that he is “independent” under the listing standards of the NASDAQ Listing Rules. Mr. Pu has not participated in the preparation of the Company’s financial statements or any current subsidiary at any time during the past three years, and he is able to read and understand fundamental financial statements. Additionally, the board of directors has determined that Mr. Pu has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. Accordingly, the board of directors appointed Mr. Pu as the chairman of the audit committee, and its audit committee financial expert. The board of directors has additionally appointed Mr. Pu to the compensation committee and nominating committee.

In connection with his appointment to the board of directors, Mr. Pu has executed and delivered a director offer letter, pursuant to which he will be entitled to receive annual compensation of $39,000 for his services rendered as a director, as well as the chairman of the audit committee and member of the compensation committee and nominating committee. We also agree to include Mr. Pu as an insured under our directors and officers insurance, and will reimburse Mr. Pu for reasonable expenses incurred in connection with the performance of duties as a director of the Company, including travel expenses.

The foregoing description of the material terms of the director offer letter is qualified in its entirety by a form of such agreement included with this 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Form of Director Offer Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sino Clean Energy Inc. (Registrant)

Date: December 1, 2009	By:	/s/ Baowen Ren
Baowen Ren Chief Executive Officer